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                                                                   Exhibit 23B



                          INDEPENDENT AUDITOR'S CONSENT







FARMERS NATIONAL BANC CORP.:

         We consent to the incorporation by reference in the registration statement on Form S-3D of Farmers National Banc Corp. of our report dated January 17, 2003, relating to the consolidated financial statements of Farmers National Banc Corp. and subsidiary as of and for the year December 31, 2002, which report is incorporated by reference in the December 31, 2004 Annual Report on Form 10-K of Farmers National Banc Corp.





/s/ Hill, Barth & King LLC

HILL, BARTH & KING LLC
Warren, Ohio
March 16, 2005